UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey JE2 4YE (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02Results of Operations and Financial Condition

On January 9, 2018, NovoCure Limited (the “Company”) issued a press release announcing certain preliminary financial results and providing certain other information for the quarter and year ended December 31, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 (the “Press Release”).

The financial data contained therein are unaudited, preliminary, based upon the Company’s good faith estimates and subject to completion of the Company’s financial closing procedures. While the Company expects that its final financial results for the quarter and year ended December 31, 2017, following the completion of its financial closing procedures, will generally be consistent with the information provided in the Press Release, the Company’s actual results may differ materially from these estimates as a result of the completion of its financial closing procedures for the quarter and year ended December 31, 2017, as well as final adjustments and other developments that may arise between now and the time that its financial results for the quarter and year ended December 31, 2017 are finalized.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release of NovoCure Limited, dated January 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: January 9, 2018

By: /s/ Wilhelmus Groenhuysen

       Name: Wilhelmus Groenhuysen

       Title: Chief Financial Officer